Exhibit 99.1

REALOGY REPORTS FIRST QUARTER
2020 FINANCIAL RESULTS

MADISON, N.J. (May 7, 2020) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2020.
"The first quarter marked strong results delivery for Realogy with 8% transaction volume growth and a $35 million increase in Operating EBITDA," said Ryan Schneider, Realogy's chief executive officer and president. "In this COVID crisis, Realogy's first priority is the health, safety, and well-being of our employees, affiliated agents, franchise owners, and customers. I am very excited by the creativity our affiliated agents and employees are demonstrating to help customers safely buy and sell homes and by the corporate actions we are taking to position Realogy to navigate this crisis and emerge strong on the other side."

“Realogy delivered on its operational and financial momentum in the first quarter with top line growth and margin expansion across the enterprise,” said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. “Our ongoing strategic execution, rigorous cost management, liquidity, and capital allocation decisions are designed to enable us to manage the challenges of the COVID-19 pandemic.”

First Quarter 2020 Highlights
•Generated Revenue of $1.1 billion, an increase of 6% or $62 million year-over-year.
•Reported a Net loss of $462 million driven primarily by a $447 million impairment charge related to broad based declines in the overall market due to COVID-19 and a $38 million net increase in interest expense due to the mark-to-market adjustments on interest rate swaps.
•Generated Operating EBITDA of $37 million, an increase of $35 million year over year (See Table 4).
•Achieved Operating EBITDA margin expansion of 300 basis points year-over-year driven by cost savings hitting the bottom line.
•Delivered 8% transaction volume growth across both our owned and franchise businesses.
•Grew agents 4% year-over-year at Realogy Brokerage Group along with improved retention.
•Delivered a significant quarter at Realogy Title Group driven in part by an increase in refinance volumes versus prior year. The GRA mortgage JV continued to contribute meaningfully to our business results, generating $9 million in Operating EBITDA this quarter.
•Generated Free Cash Flow from continuing operations of negative $112 million vs. negative $115 million last year (See Table 6).

First Quarter 2020 Financial Highlights
The following tables sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

Exhibit 99.1

	Three Months Ended March 31,
	2020	2019	Change	% Change
Revenue	$1,116	$1,054	$62	6%
Operating EBITDA [1]	37	2	35	*
Operating EBITDA including discontinued operations [1]	32	(4)	36	*
Net loss attributable to Realogy	(462)	(99)	(363)	(367)
Adjusted net loss [2]	(63)	(64)	1	2
Basic loss per share	(4.03)	(0.87)	(3.16)	(363)
Adjusted loss per share [2]	(0.55)	(0.56)	0.01	2
Free Cash Flow [3]	(112)	(115)	3	3
Free Cash Flow including discontinued operations [3]	(155)	(172)	17	10
Net cash used in operating activities	$(82)	$(103)	$21	20%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	203,188	202,662		—%
Average homesale price	$322,465	$298,361		8%
Realogy Brokerage Group [5]
Closed homesale sides	62,541	60,442		3%
Average homesale price	$533,813	$511,922		4%
Realogy Title Group
Purchase title and closing units	28,724	28,044		2%
Refinance title and closing units	8,899	4,011		122%
_______________
Footnotes:
* not meaningful
1 See Table 4. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA including discontinued operations is defined as Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
2 See Table 1a. Adjusted Net Income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
3 See Table 6. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations is defined as Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 8% compared with the first quarter of 2019.
Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $628 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.4 billion at March 31, 2020. The Company's Net Debt Leverage Ratio was 5.2 times at March 31, 2020. The Net Debt Leverage Ratio is net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the four-quarter period ended March 31, 2020. Earnings from Cartus Relocation Services are included in discontinued operations and have been excluded from EBITDA, as defined by the Senior Secured Credit Facility.

Exhibit 99.1

Cartus Relocation Services remained in discontinued operations for the first quarter of 2020 in accordance with GAAP notwithstanding our initiation of litigation on April 27, 2020 related to the sale of this business. In the first quarter of 2020, we consolidated Realogy Leads Group into Realogy Franchise Group. Based upon developments in our litigation related to the sale of Cartus Relocation Services, the Company may reassess segment classification in future periods.
The Company expects to prioritize investing in its business and reducing leverage over other potential uses of cash.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, May 7, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q1 2020 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of U.S. residential real estate services, encompassing franchise, brokerage, and title and settlement businesses as well as a mortgage joint venture. Realogy's diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, best-in-class learning and support services, and high-quality lead generation programs, Realogy fuels the productivity of independent sales agents, helping them build stronger businesses and best serve today’s consumers. Realogy's affiliated brokerages operate around the world with approximately 188,900 independent sales agents in the United States and more than 122,400 independent sales agents in 113 other countries and territories. Recognized for nine consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work and one of Forbes’ Best Employers for Diversity. Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the coronavirus disease (COVID-19) pandemic: the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including a potential significant economic contraction) as well as related risks and the impact of any of the foregoing on our business, results of operations and liquidity; adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline in consumer confidence or spending, weak capital and financial markets and/or the instability of financial institutions, increased levels of unemployment and/or declining wages or stagnant wage growth in the U.S., an increase in potential homebuyers with low credit ratings or inability to afford down payments, constraints on the availability of mortgage financing, an increase in foreclosure activity, decline or a

Exhibit 99.1

lack of improvement in the number of homesales, insufficient home inventory levels by market and price point, stagnant or declining home prices or a reduction in the affordability of housing, a lack of improvement or deceleration in the building of new housing, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults due to the COVID-19 crisis) that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; risks related to our ability to comply with the senior secured leverage ratio covenant under our Senior Secured Credit Facility (including the Revolving Credit Facility) and Term Loan A Facility; risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to our ability to generate sufficient cash flows to service our debt (in particular if the COVID-19 crisis continues for a prolonged period) and having to dedicate a significant portion of our cash flows from operations to service our debt and risks relating to our ability to refinance or repay our indebtedness or incur additional indebtedness; risks related to disruptions in the securitization markets, including in connection with the COVID-19 crisis; the impact of increased competition in the industry for clients, for the affiliation of independent sales agents and for the affiliation of franchisees on our results of operations and market share; the impact of disruption in the residential real estate brokerage industry, and on our results of operations and financial condition, as a result of listing aggregator concentration and market power; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our inability to develop products, technology and programs (including our company-directed affinity programs) that supports our business strategy; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams, such as third-party listing fees;increases in uncollectible accounts receivable and note reserves as a result of the adverse financial effects of the COVID-19 crisis on our franchisees and relocation clients; the potential impact of negative industry or business trends (including further declines in our market capitalization) on our valuation of goodwill and intangibles; the extent of the negative impact of the discontinuation of the USAA affinity program on our revenues and profits derived from affinity program referrals (including downstream revenue); the loss of our next largest affinity client or multiple significant relocation clients; risks related to our ongoing litigation with Madison Dearborn Partners, LLC and SIRVA Worldwide, Inc. regarding the planned sale of Cartus Relocation Services, including that such transaction will not close; changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) the Real Estate Settlement Procedures Act (RESPA) or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks related to the impact on our operations and financial results that may be caused by any future meaningful changes in industry operations or structure as a result of governmental pressures, the actions of certain competitors, the introduction or growth of certain competitive models, changes to the rules of the multiple listing services, or otherwise; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4, 5a, 5b, 6, 7a and 7b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen
(973) 407-2148
danielle.kloeblen@realogy.com

Realogy Reports Financial Results for First Quarter 2020      6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Gross commission income	$850	$799
Service revenue	151	129
Franchise fees	71	70
Other	44	56
Net revenues	1,116	1,054
Expenses
Commission and other agent-related costs	630	575
Operating	325	330
Marketing	59	68
General and administrative	74	80
Restructuring costs, net	11	9
Impairments	447	1
Depreciation and amortization	45	41
Interest expense, net	101	63
Loss on the early extinguishment of debt	—	5
Total expenses	1,692	1,172
Loss from continuing operations before income taxes, equity in earnings and noncontrolling interests	(576)	(118)
Income tax benefit from continuing operations	(132)	(32)
Equity in earnings of unconsolidated entities	(9)	(1)
Net loss from continuing operations	(435)	(85)

Loss from discontinued operations, net of tax	(5)	(14)
Estimated loss on the sale of discontinued operations, net of tax	(22)	—
Net loss from discontinued operations	(27)	(14)

Net loss	(462)	(99)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Realogy Holdings	$(462)	$(99)

Basic loss per share attributable to Realogy Holdings shareholders:
Basic loss per share from continuing operations	$(3.79)	$(0.75)
Basic loss per share from discontinued operations	(0.24)	(0.12)
Basic loss per share	$(4.03)	$(0.87)
Diluted loss per share attributable to Realogy Holdings shareholders:
Diluted loss per share from continuing operations	$(3.79)	$(0.75)
Diluted loss per share from discontinued operations	(0.24)	(0.12)
Diluted loss per share	$(4.03)	$(0.87)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.7	114.0
Diluted	114.7	114.0

Realogy Reports Financial Results for First Quarter 2020      7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(In millions, except per share data)
We present Adjusted net loss and Adjusted loss per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) impairments; (f) the tax effect of the foregoing adjustments and (g) net loss from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net loss to Adjusted net loss for the three-month periods ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Net loss attributable to Realogy Holdings	$(462)	$(99)
Addback:
Mark-to-market interest rate swap losses	51	14
Restructuring costs, net	11	9
Impairments (a)	447	1
Loss on the early extinguishment of debt	—	5
Adjustments for tax effect (b)	(137)	(8)
Net loss from discontinued operations	27	14
Adjusted net loss attributable to Realogy Holdings	$(63)	$(64)

Loss per share attributable to Realogy Holdings:
Basic loss per share:	$(4.03)	$(0.87)
Diluted loss per share:	$(4.03)	$(0.87)

Adjusted loss per share attributable to Realogy Holdings:
Adjusted basic loss per share:	$(0.55)	$(0.56)
Adjusted diluted loss per share:	$(0.55)	$(0.56)

Weighted average common and common equivalent shares outstanding:
Basic:	114.7	114.0
Diluted:	114.7	114.0
_______________
(a)Impairments for the three months ended March 31, 2020 include primarily a goodwill impairment charge of $413 million which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million and an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for First Quarter 2020      8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$628	$235
Trade receivables (net of allowance for doubtful accounts of $13 and $11)	102	79
Other current assets	167	147
Current assets - held for sale	683	750
Total current assets	1,580	1,211
Property and equipment, net	304	308
Operating lease assets, net	501	515
Goodwill	2,887	3,300
Trademarks	643	673
Franchise agreements, net	1,143	1,160
Other intangibles, net	71	72
Other non-current assets	332	304
Total assets	$7,461	$7,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$70	$84
Current portion of long-term debt	803	234
Current portion of operating lease liabilities	119	122
Accrued expenses and other current liabilities	353	350
Current liabilities - held for sale	295	356
Total current liabilities	1,640	1,146
Long-term debt	3,200	3,211
Long-term operating lease liabilities	457	467
Deferred income taxes	253	390
Other non-current liabilities	277	233
Total liabilities	5,827	5,447
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 115,285,528 shares issued and outstanding at March 31, 2020 and 114,355,519 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	4,844	4,842
Accumulated deficit	(3,157)	(2,695)
Accumulated other comprehensive loss	(57)	(56)
Total stockholders' equity	1,631	2,092
Noncontrolling interests	3	4
Total equity	1,634	2,096
Total liabilities and equity	$7,461	$7,543

Realogy Reports Financial Results for First Quarter 2020      9

Table 3a

REALOGY HOLDINGS CORP.
2020 vs. 2019 KEY DRIVERS

Three Months Ended March 31,
2020	2019	% Change
Realogy Franchise Group (a)
Closed homesale sides	203,188	202,662	—%
Average homesale price	$322,465	$298,361	8%
Average homesale broker commission rate	2.47%	2.48%	(1)	bps
Net royalty per side	$316	$303	4%
Realogy Brokerage Group
Closed homesale sides	62,541	60,442	3%
Average homesale price	$533,813	$511,922	4%
Average homesale broker commission rate	2.41%	2.41%	—	bps
Gross commission income per side	$13,597	$13,212	3%
Realogy Title Group
Purchase title and closing units	28,724	28,044	2%
Refinance title and closing units	8,899	4,011	122%
Average fee per closing unit	$2,269	$2,267	—%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for First Quarter 2020      10

Table 3b

REALOGY HOLDINGS CORP.
2019 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Realogy Franchise Group (a)
Closed homesale sides	202,662	301,377	299,937	257,524	1,061,500
Average homesale price	$298,361	$318,799	$314,984	$322,713	$314,769
Average homesale broker commission rate	2.48%	2.47%	2.47%	2.46%	2.47%
Net royalty per side	$303	$331	$329	$338	$327
Realogy Brokerage Group
Closed homesale sides	60,442	95,251	92,399	77,560	325,652
Average homesale price	$511,922	$540,725	$509,425	$523,024	$522,282
Average homesale broker commission rate	2.41%	2.41%	2.41%	2.39%	2.41%
Gross commission income per side	$13,212	$13,758	$13,000	$13,147	$13,296
Realogy Title Group
Purchase title and closing units	28,044	42,202	41,619	34,345	146,210
Refinance title and closing units	4,011	5,270	8,014	9,294	26,589
Average fee per closing unit	$2,267	$2,356	$2,288	$2,267	$2,297
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for First Quarter 2020      11

Table 4
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In millions)
Set forth in the tables below is a reconciliation of Net loss to Operating EBITDA and Operating EBITDA including discontinued operations for the three-month periods ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Net loss attributable to Realogy Holdings	$(462)	$(99)
Less: Net loss from discontinued operations	(27)	(14)
Add: Income tax benefit from continuing operations	(132)	(32)
Loss from continuing operations before income taxes	(567)	(117)
Add: Depreciation and amortization	45	41
Interest expense, net	101	63
Restructuring costs, net (a)	11	9
Impairments (b)	447	1
Loss on the early extinguishment of debt (c)	—	5
Operating EBITDA	37	2
Contribution from discontinued operations	(5)	(6)
Operating EBITDA including discontinued operations	$32	$(4)
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group	$168	$179	$(11)	(6)%	$101	$98	$3	3%	60%	55%	5
Realogy Brokerage Group	869	816	53	6	(51)	(62)	11	18	(6)	(8)	2
Realogy Title Group	137	114	23	20	12	(9)	21	233	9	(8)	17
Corporate and Other	(58)	(55)	(3)	*	(25)	(25)	—	*
Total	$1,116	$1,054	$62	6%	$37	$2	$35	1,750%	3%	—%	3
Contribution from discontinued operations					(5)	(6)
Total including discontinued operations					$32	$(4)
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group (e)	$110	$124	$(14)	(11)%	$43	$43	$—	—%	39%	35%	4
Realogy Brokerage Group (e)	869	816	53	6	7	(7)	14	200	1	(1)	2
Realogy Franchise and Brokerage Groups Combined	$979	$940	$39	4%	$50	$36	$14	39%	5%	4%	1
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended March 31, 2020 include $1 million at Realogy Franchise Group, $9 million at Realogy Brokerage Group and $1 million at Realogy Title Group. Restructuring charges incurred for the three months ended March 31, 2019 include $4 million at Realogy Brokerage Group, $1 million at Realogy Title Group and $4 million at Corporate and Other.
(b)Impairments for the three months ended March 31, 2020 include a goodwill impairment charge of $413 million which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group and $4 million related to lease asset impairments. Impairments for the three months ended March 31, 2019 include $1 million of impairment charges related to lease asset impairments.

Realogy Reports Financial Results for First Quarter 2020      12

(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million and $55 million during the three months ended March 31, 2020 and 2019, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $58 million and $55 million during the three months ended March 31, 2020 and 2019, respectively.

Realogy Reports Financial Results for First Quarter 2020      13

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2020
Net revenues (a)
Realogy Franchise Group	$168
Realogy Brokerage Group	869
Realogy Title Group	137
Corporate and Other	(58)
Total	$1,116

Operating EBITDA
Realogy Franchise Group	$101
Realogy Brokerage Group	(51)
Realogy Title Group	12
Corporate and Other	(25)
Total	$37

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$37
Contribution from discontinued operations	(5)
Operating EBITDA including discontinued operations	32

Less: Depreciation and amortization	45
Interest expense, net	101
Income tax expense	(132)
Restructuring costs, net (b)	11
Impairments (c)	447
Adjustments attributable to discontinued operations (d)	22
Net loss attributable to Realogy Holdings	$(462)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million for the three months ended March 31, 2020. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $2 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2020. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31, 2020
Realogy Franchise Group	$1
Realogy Brokerage Group	9
Realogy Title Group	1
Total Company	$11
(c)Impairments for the three months ended March 31, 2020 include a goodwill impairment charge of $413 million which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group and $4 million related to lease asset impairments.
(d)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, includes the adjustment to record assets and liabilities held for sale at the lower of carrying value or fair value less any costs to sell based on the estimated net purchase price.

Realogy Reports Financial Results for First Quarter 2020      14

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Net revenues (a)
Realogy Franchise Group	$179	$260	$240	$207	$886
Realogy Brokerage Group	816	1,331	1,222	1,040	4,409
Realogy Title Group	114	160	170	152	596
Corporate and Other	(55)	(87)	(82)	(69)	(293)
Total	$1,054	$1,664	$1,550	$1,330	$5,598

Operating EBITDA
Realogy Franchise Group	$98	$180	$170	$140	$588
Realogy Brokerage Group	(62)	47	31	(12)	4
Realogy Title Group	(9)	32	31	14	68
Corporate and Other	(25)	(24)	(26)	(23)	(98)
Total	$2	$235	$206	$119	$562

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$2	$235	$206	$119	$562
Contribution from discontinued operations	(6)	10	17	7	28
Operating EBITDA including discontinued operations	(4)	245	223	126	590

Less: Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Income tax (benefit) expense	(32)	33	(23)	—	(22)
Restructuring costs, net (b)	9	9	11	13	42
Impairments (c)	1	2	240	6	249
Former parent legacy cost, net (d)	—	—	1	—	1
Loss (gain) on the early extinguishment of debt (d)	5	—	(10)	—	(5)
Adjustments attributable to discontinued operations (e)	8	9	9	69	95
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $55 million, $87 million, $82 million and $69 million for the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $3 million, $5 million, $6 million and $4 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Realogy Franchise Group	$—	$1	$2	$1	$4
Realogy Brokerage Group	4	6	8	7	25
Realogy Title Group	1	1	—	1	3
Corporate and Other	4	1	1	4	10
Total Company	$9	$9	$11	$13	$42
(c)Impairments for the three months ended September 30, 2019 and the year ended December 31, 2019 include a goodwill impairment charge of $237 million which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million. In addition, the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 include charges primarily related to lease asset impairments of $1 million, $2 million, $3 million and $6 million, respectively.
(d)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, the three months and year ended December 31, 2019 includes the estimated loss on the sale of discontinued operations of $22 million and the related tax expense of $38 million.

Realogy Reports Financial Results for First Quarter 2020      15

Table 5c

REALOGY HOLDINGS CORP.
2019 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Revenues
Gross commission income	$799	$1,310	$1,201	$1,020	$4,330
Service revenue	129	183	191	170	673
Franchise fees	70	112	108	96	386
Other	56	59	50	44	209
Net revenues	1,054	1,664	1,550	1,330	5,598
Expenses
Commission and other agent-related costs	575	955	875	751	3,156
Operating	330	343	343	329	1,345
Marketing	68	69	63	62	262
General and administrative	80	68	69	71	288
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	9	9	11	13	42
Impairments	1	2	240	6	249
Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Loss (gain) on the early extinguishment of debt	5	—	(10)	—	(5)
Total expenses	1,172	1,569	1,700	1,315	5,756
(Loss) income from continuing operations before income taxes, equity in earnings and noncontrolling interests	(118)	95	(150)	15	(158)
Income tax (benefit) expense from continuing operations	(32)	33	(23)	—	(22)
Equity in earnings of unconsolidated entities	(1)	(7)	(7)	(3)	(18)
Net (loss) income from continuing operations	(85)	69	(120)	18	(118)

(Loss) income from discontinued operations, net of tax	(14)	1	8	(2)	(7)
Estimated loss on the sale of discontinued operations, net of tax	—	—	—	(60)	(60)
Net (loss) income from discontinued operations	(14)	1	8	(62)	(67)

Net (loss) income	(99)	70	(112)	(44)	(185)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(1)	(3)
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)

Basic (loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Basic (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Basic (loss) earnings per share	$(0.87)	$0.60	(0.99)	(0.39)	(1.65)
Diluted (loss) earnings per share attributable to Realogy Holdings shareholders:
Diluted (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Diluted (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Diluted (loss) earnings per share	$(0.87)	$0.60	$(0.99)	$(0.39)	$(1.65)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.0	114.3	114.3	114.3	114.2
Diluted	114.0	114.9	114.3	114.3	114.2

Realogy Reports Financial Results for First Quarter 2020      16

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW AND
FREE CASH FLOW INCLUDING DISCONTINUED OPERATIONS
THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(In millions)
A reconciliation of net loss attributable to Realogy Holdings to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended March 31,
	2020	2019
Net loss attributable to Realogy Holdings	$(462)	$(99)
Less: Net loss from discontinued operations	(27)	(14)
Net loss from continuing operations attributable to Realogy Holdings	(435)	(85)
Income tax expense (benefit), net of payments	(132)	(33)
Interest expense, net	101	63
Cash interest payments	(18)	(37)
Depreciation and amortization	45	41
Capital expenditures	(24)	(22)
Restructuring costs and former parent legacy items, net of payments	1	—
Impairments	447	1
Loss on the early extinguishment of debt	—	5
Working capital adjustments	(97)	(48)
Free Cash Flow	(112)	(115)
Contribution from discontinued operations	(43)	(57)
Free Cash Flow including discontinued operations	$(155)	$(172)
A reconciliation of net cash used in operating activities to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(82)	$(103)
Less: Net cash provided by (used in) operating activities from discontinued operations	5	(10)
Net cash used in operating activities from continuing operations	(87)	(93)
Property and equipment additions	(24)	(22)
Effect of exchange rates on cash and cash equivalents	(1)	—
Free Cash Flow	(112)	(115)
Contribution from discontinued operations	(43)	(57)
Free Cash Flow including discontinued operations	$(155)	$(172)

Net cash used in investing activities	$(39)	$(23)
Net cash provided by financing activities	$500	$134

Realogy Reports Financial Results for First Quarter 2020      17

Table 7a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2020
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00 pursuant to the terms of the senior secured credit facilities*. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2020 with a ratio of 3.06 to 1.00.
A reconciliation of net loss attributable to Realogy Group to Operating EBITDA including discontinued operations and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended March 31, 2020 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2019	March 31, 2019	December 31, 2019	March 31, 2020	March 31, 2020
Net loss attributable to Realogy Group (a)	$(188)	$(99)	$(89)	$(462)	$(551)
Income tax (benefit) expense	(22)	(32)	10	(132)	(122)
Loss before income taxes	(210)	(131)	(79)	(594)	(673)
Depreciation and amortization	169	41	128	45	173
Interest expense, net	249	63	186	101	287
Restructuring costs, net	42	9	33	11	44
Impairments	249	1	248	447	695
Former parent legacy cost, net	1	—	1	—	1
(Gain) loss on the early extinguishment of debt	(5)	5	(10)	—	(10)
Income statement impact of discontinued operations	95	8	87	22	109
Operating EBITDA including discontinued operations (b)	590	(4)	594	32	626
Bank covenant adjustments:
Operating EBITDA for discontinued operations (c)					(29)
Pro forma effect of business optimization initiatives (d)					30
Non-cash charges (e)					32
Pro forma effect of acquisitions and new franchisees (f)					4
EBITDA as defined by the Senior Secured Credit Agreement					$663
Total senior secured net debt (g)					$2,031
Senior secured leverage ratio					3.06	x
_______________
(a)Net loss attributable to Realogy consists of: (i) income of $69 million for the second quarter of 2019, (ii) loss of $113 million for the third quarter of 2019, (iii) loss of $45 million for the fourth quarter of 2019 and (iv) loss of $462 million for the first quarter of 2020.
(b)Consists of Operating EBITDA including discontinued operations of: (i) $245 million for the second quarter of 2019, (ii) $223 million for the third quarter of 2019, (iii) $126 million for the fourth quarter of 2019 and (iv) $32 million for the first quarter of 2020.
(c)Represents the Operating EBITDA for Cartus Relocation. If the Operating EBITDA of Cartus Relocation were to be included in EBITDA as defined by the Senior Secured Credit Agreement, the Senior Secured Leverage Ratio would improve to 2.93x from 3.06x.
(d)Represents the four-quarter pro forma effect of business optimization initiatives.
(e)Represents the elimination of non-cash expenses including $27 million of stock-based compensation expense and $5 million for the change in the allowance for doubtful accounts and notes reserves for the four-quarter period ended March 31, 2020.

Realogy Reports Financial Results for First Quarter 2020      18

(f)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2019. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2019.
(g)Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,523 million plus $36 million of finance lease obligations less $528 million of readily available cash as of March 31, 2020. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.
* Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 5.25% Senior Notes due 2021, our 4.875% Senior Notes due 2023 and our 9.375% Senior Notes due 2027.

Realogy Reports Financial Results for First Quarter 2020      19

Table 7b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2020
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended March 31, 2020 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2020
Revolver	$755
Term Loan A	712
Term Loan B	1,056
5.25% Senior Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
Finance lease obligations	36
Corporate Debt (excluding securitizations)	4,066
Less: Cash and cash equivalents	628
Net Corporate Debt (excluding securitizations)	$3,438

EBITDA as defined by the Senior Secured Credit Agreement (a)	$663

Net Debt Leverage Ratio (b)	5.2	x
_______________
(a)See Table 7a for a reconciliation of Net loss attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indenture governing the 9.375% Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for First Quarter 2020      20

Table 8
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Operating EBITDA including discontinued operations includes Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations includes Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income

Realogy Reports Financial Results for First Quarter 2020      21

(loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
We present Operating EBITDA including discontinued operations and Free Cash Flow including discontinued operations to facilitate period over period results, however, these non-GAAP terms are subject to the same limitations noted above for Operating EBITDA and Free Cash Flow and, in addition, include the add-back of earnings and cash from discontinued operations, which is not indicative of the results of our continuing operations.